UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 19, 2026

Date of Report (Date of earliest event reported)

STARRY SEA ACQUISITION CORP

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42768	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

418 Broadway #7531 Albany, NY	12207
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 750-8895

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, consisting of one Ordinary Share, $0.0001 par value, and one Right to acquire one-sixth of one Ordinary Share	SSEAU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	SSEA	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-sixth of one Ordinary Share	SSEAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment to the Investment Management Trust Agreement

As approved by the shareholders of STARRY SEA ACQUISITION CORP (the “Company” or “SSEA”) at the extraordinary general meeting in lieu of an annual general meeting held on October 19, 2026 (the “Extension Meeting”), the Company entered into an amendment dated as of October 19, 2026 (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated as of August 7, 2025 (the “Trust Agreement”), by and between the Company and Odyssey Transfer and Trust Company, to extend the Combination Period (as defined below) up to an additional twelve (12) times, for one (1) month each time, from November 7, 2026 to November 7, 2027, by depositing into a trust account established in connection with the Company’s initial public offering (the “Trust Account”) an amount equal to the lesser of (i) $60,000 per month for all remaining public shares or (ii) $0.033 for each remaining public share after giving effect to the shares that are redeemed in connection with this Extension Meeting (the “Monthly Extension Fee”).

The foregoing description of the Trust Agreement Amendment is qualified in its entirety by reference to the full text of the Trust Agreement Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Extension Meeting, the Company’s shareholders approved the amendment and restatement to SSEA’s second amended and restated memorandum and articles of association and adopted the third amended and restated memorandum and articles of association (the “Third A&R Charter”) in its entirety. A copy of the Third A&R Charter is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

SSEA held its Extension Meeting on October 19, 2026, at 9:00 a.m. Eastern Time. As of September 16, 2026, the record date for the Extension Meeting, there were 7,635,871 issued and outstanding ordinary shares of SSEA entitled to vote at the Extension Meeting. At the Extension Meeting, there were 6,406,986 ordinary shares voted by proxy or in person, representing 83.91% of the Company’s ordinary shares issued and outstanding and entitled to vote at the Extension Meeting as of the record date and constituting a quorum for the transaction of business.

Summarized below are the results of the matters submitted to a vote at the Extension Meeting.

Proposal No. 1. Charter Amendment Proposal - To approve, as a special resolution, the amendment and restatement to SSEA’s second amended and restated memorandum and articles of association (the “Existing Charter”), to extend the date by which the Company must consummate a business combination (the “Combination Period”) up to an additional twelve (12) times from November 7, 2026 to November 7, 2027, each by an additional one (1) month, by adopting the Third A&R Charter in its entirety in place of the Company’s Existing Charter.

This proposal was passed with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,197,330	1,209,656	0	0

Proposal No. 2. Trust Agreement Amendment Proposal - To approve, by at least fifty percent (50%) of the issued and outstanding ordinary shares of SSEA, the Trust Agreement Amendment to extend the Combination Period up to an additional twelve (12) times from November 7, 2026 to November 7, 2027 by depositing into the Trust Account the Monthly Extension Fee.

This proposal was passed with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,197,330	1,209,656	0	0

Proposal No. 3. Adjournment Proposal - To authorize, as an ordinary resolution, the chairman of the Extension Meeting to adjourn the Extension Meeting to a later date or dates, from time to time, as the chairman of the Extension Meeting may deem necessary or appropriate.

This proposal was passed with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,707,672	699,314	0	0

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Extension Meeting, 3,895,270 ordinary shares were tendered for redemption. The Monthly Extension Fee will be $60,000 for each one-month extension.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Memorandum and Articles of Association
10.1	Amendment to the Investment Management Trust Agreement between the Company and Odyssey Transfer and Trust Company
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2026

STARRY SEA ACQUISITION CORP

By:	/s/ Yan Liang
Name:	Yan Liang
Title:	Chief Executive Officer

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